EXHIBIT 10.34

MARKET PARTICIPANT GUARANTEE AGREEMENT

This MARKET PARTICIPANT GUARANTEE AGREEMENT (this "Guarantee") is made by the undersigned entity (together with its permitted successors and assigns, the “Guarantor”, in favor of ELECTRIC RELIABILITY COUNCIL OF TEXAS, INC. (together with its successors and assigns, “ERCOT”. The Guarantor and ERCOT shall be referred to herein collectively as “Parties”.

Recitals

A.      ERCOT has entered into a Standard Form Market Participant Agreement (hereinafter the "Agreement"as the same may be modified through the procedure set forth in the ERCOT Protocols) with the Market Participant identified on the signature page hereof (together with its permitted successors and permitted assigns, the "Participant”.

B.     Pursuant to the Agreement and the related ERCOT Protocols (as such term is defined in the Agreement), ERCOT may extend credit to Participant from time to time.

C.      It is expressly agreed and understood by and among Participant, ERCOT and Guarantor that: (1) the execution and delivery to ERCOT of this Guarantee is a condition precedent to ERCOT entering into the Agreement, the continuation of transactions with Participant pursuant to the Agreement and the extension of credit to Participant pursuant to the Agreement and the related ERCOT Protocols, (2) ERCOT has relied, and will continue to rely, upon this Guarantee and the terms and representations herein in entering into transactions as contemplated by the Agreement and the related ERCOT Protocols, and (3) ERCOT would not enter into the Agreement, or otherwise enter into or continue transactions with Participant, without this Guarantee.

D.     The value of the consideration and benefit received and to be received by Guarantor, directly or indirectly, as a result of ERCOT entering into the Agreement and Guarantor executing and delivering this Guarantee, is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and the extension of credit to Participant pursuant to the Agreement has or may reasonably be expected to benefit the Guarantor directly or indirectly.

E.      In connection with the foregoing, Guarantor desires to guarantee to ERCOT the prompt and full payment of the Obligations (as defined below) upon the terms and conditions contained in this Guarantee.

Agreements

Section 1.          In consideration of credit heretofore or hereafter granted by ERCOT to Participant pursuant to the Agreement or the related ERCOT Protocols, Guarantor hereby unconditionally, absolutely and, subject to the express provisions of Sections 9 and 20 hereof, irrevocably guarantees to ERCOT, as a primary obligor and not as a surety, the punctual payment when due (subject to any grace period applicable to the Obligations (as defined below)), whether on a scheduled date, by lapse of time, by acceleration of maturity, or otherwise any and all of the Obligations. As used in this Guarantee, the term "Obligations" means, collectively:

(a) any and all indebtedness, liabilities and sums of money now or hereafter due and owing by Participant to ERCOT pursuant to, or arising under, the Agreement, the ERCOT Protocols or any of the ERCOT market and operating guides, including (without limitation) all scheduling, operating, planning, reliability and settlement policies, rules, guidelines and procedures established from time to time by ERCOT;

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(b) any and all interest and out-of-pocket expenses (including reasonable attorneys' fees) now or hereafter due and owing by Participant pursuant to the Agreement, the ERCOT Protocols or any of the ERCOT market and operating guides, in each instance whether or not allowed under any Debtor Relief Law (including all post-petition interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Participant, whether or not allowed in such proceeding), and all other amounts that would be part of the Obligations but for the operation of Debtor Relief Laws;

(c) all assessments and other amounts required to be paid by Participant to ERCOT in order to maintain the Agreement and the ability to conduct business with ERCOT notwithstanding the continuing right of Participant to dispute, contest or pursue rights of setoff of such assessments and other amounts pursuant to the alternative dispute resolution provisions of the ERCOT Protocols; and

(d) all reasonable costs, expenses and fees, including, without limitation, court costs and attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Participant to ERCOT described in clauses (a) through (c) of this sentence.

For purposes of this Guarantee, the term "Debtor Relief Laws" shall mean Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or other debtor relief, or similar laws affecting the rights of creditors.

Section 2.           Notwithstanding the foregoing, the maximum amount of the Obligations for which Guarantor shall be liable personally hereunder shall not exceed the sum of the following from time to time: (a) the then-applicable Credit Support Amount (as defined below); plus (b) interest in respect of the Obligations (to the extent permitted by applicable state law, the Agreement, the ERCOT Protocols or any of the ERCOT market and operating guides) for periods after the date on which written demand is made for payment hereunder by ERCOT; plus (c) Expenses (as defined below).

For purposes of this Guarantee, the term "Credit Support Amount” shall mean the amount designated as such on the signature page to this Guarantee as the same may be increased or decreased by written agreement between the Guarantor and ERCOT.

Section 3.            Guarantor is liable for the full payment of the Obligations, subject to the express limitations provided in Section 2, as a primary obligor. This is a continuing guarantee of payment and not of collection. Guarantor acknowledges and agrees that Guarantor may be required to pay the Obligations in full without assistance or support from Participant or any other person. Guarantor agrees that if all or any part of the Obligations shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, Guarantor shall pay, at or before 5:00 P.M. Central Prevailing Time on the second Business Day (as such term is defined in the ERCOT Protocols) immediately following the issuance of written demand by ERCOT to Guarantor, the amount due on the Obligations to ERCOT in accordance with the terms hereof. ERCOT may, but shall have no obligation to, make such demand(s) at any time coincident with or after the time for payment of all or part of the Obligations, and such demand(s) may be made from time to time with respect to the same or different items of the Obligations. Such demand(s) may be made, given and received in accordance with the notice provisions hereof; provided, however, the failure to make, give or receive any such demand (or any failure of any such demand to be made in accordance with the notice provisions hereof) shall not relieve, limit or discharge Guarantor in any respect of its obligations under this Guarantee. Guarantor hereby waives any condition or requirement with respect to any such demand under this Guarantee, and Guarantor agrees that Guarantor's obligations hereunder are absolute and immediate without requirement of presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived), except as may expressly be required hereunder.

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Section 4.           If Guarantor is or becomes liable for any indebtedness or obligations owing by Participant to ERCOT other than through this Guarantee, the liability of Guarantor for such other indebtedness shall not in any manner be impaired or affected hereby or the limits contained herein, and the rights of ERCOT hereunder shall be cumulative of any and all other rights that ERCOT may have against Guarantor. If Participant is or becomes indebted to ERCOT for any indebtedness other than the Obligations, any payment received or recovery realized upon any such other indebtedness of Participant to ERCOT may be applied, in ERCOT's sole discretion, to indebtedness of Participant to ERCOT other than the Obligations, except to the extent paid by the Guarantor specifically in respect of the Obligations or as otherwise required by Law or written agreement of ERCOT to be applied to the Obligations. This Guarantee is independent of, and shall not be limited by, any other guaranty or collateral posted by or on behalf of Guarantor, in each instance whether now existing or hereafter given. Further, Guarantor's liability under this Guarantee is in addition to any and all other liability Guarantor may have in any other capacity, including, without limitation, its capacity as a general partner or managing member of Participant.

Section 5.           Except as otherwise set forth in this Guarantee, Guarantor hereby expressly waives:

(a) any right to terminate this Guarantee with respect to the Obligations except as set forth in Section 9 below;

(b) any right to receive notice of any renewal, extension, modification, supplement or other change in the terms of the Agreement or the ERCOT Protocols;

(c) any right relating to the timing, manner or conduct of ERCOT's enforcement of rights against Participant's assets or any collateral from time to time pledged by, or on behalf of, Participant to secure the Obligations;

(d) if Guarantor and Participant (or any other person) have each pledged assets to secure the Obligations, any right to require ERCOT to proceed first against collateral pledged by Participant (or any other person) before proceeding against collateral pledged by Guarantor;

(e) any claim for setoff or any defense which Participant could assert on the Obligations, including, without limitation, force majeure, breach of contract, breach of warranty, and fraud;

(f) promptness, diligence, notice of any default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, acceptance or notice of acceptance of this Guarantee, presentment, protest, notice of protest, notice of dishonor, notice of the incurring by Participant of additional indebtedness, notice of any suit or other action by ERCOT against Participant or any other person, any notice to any person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Obligations and this Guarantee;

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(g) any and all rights to which it may be entitled by virtue of the laws of the State of Texas governing suretyship and guarantees, including, without limitation, any rights under Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as any or all of the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times;

(h) any defense due to the Guarantor's failure to review the activities of Participant or any changes in the Agreement, the ERCOT Protocols or the related ERCOT market and operating guides (it being acknowledged and agreed that Guarantor bears all responsibility for monitoring the activities of the Participant in the ERCOT markets); and

(i) any and all other demands and notices to Guarantor or Participant, and any and all other formalities of any kind, the omission of or delay in performance of which might but for the provisions of this Section constitute legal or equitable grounds for relieving or discharging Guarantor in whole or in part from its irrevocable, absolute and continuing obligations hereunder.

In furtherance of the foregoing, Guarantor agrees that (i) it is not necessary for ERCOT, in order to enforce Guarantor's payment hereunder, first to proceed against Participant or resort to any collateral, security or other guarantors or obligors, if any, or pursue any other remedy available to ERCOT with respect to the Obligations, and (ii) the Agreement, the ERCOT Protocols, and any collateral, security or obligations of any other guarantors or obligors, if any, may be renewed, extended, amended, modified, supplemented, sold, released, surrendered, exchanged, settled, compromised, waived, subordinated or modified, in each case without consideration and on any terms or conditions, without notice to, or further assent from, the Guarantor.

Section 6.           The obligations of Guarantor hereunder are absolute and unconditional irrespective of:

(a) the invalidity or unenforceability of the Agreement;

(b) the bankruptcy or insolvency of, or the effect of application of any Debtor Relief Laws to, the Participant;

(c) any claim for setoff or any defense which Participant could assert on the Obligations, including, without limitation, force majeure, breach of contract, breach of warranty, and fraud;

(d) any substitution, release or exchange of any other guaranty of or security for any of the Obligations;

(e) the existence or terms of any other agreements between Guarantor and any party, including Participant; and

(f) to the fullest extent permitted by applicable law, irrespective of any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Guarantee that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances (except as otherwise set forth in this Guarantee).

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Section 7.          All rights of Guarantor to proceed against Participant in respect of payment hereunder, by subrogation or otherwise

(a) are hereby subordinated and deferred to and until the full and final payment and discharge of the Obligations; and

(b) Guarantor may not exercise any rights it may acquire by way of subrogation under this Guarantee, by payment made hereunder or otherwise, until all of the Obligations then due and payable have been fully and finally paid. Subject to the subordination herein provided, with respect to any payments made by Guarantor to ERCOT under this Guarantee, Guarantor may succeed to any rights of Participant under the Agreement and the ERCOT Protocols. Guarantor does not waive or release any rights of subrogation, reimbursement or contribution which Guarantor may have after full and final payment of the then due and unpaid Obligations.

Section 8.          All remedies, rights, powers and privileges granted to ERCOT pursuant to this Guarantee are cumulative. The exercise of any or all such rights by ERCOT shall not reduce, limit, impair, discharge, terminate, or otherwise affect the liability of Guarantor. No failure or delay by ERCOT in exercising any remedy, right, power or privilege pursuant to this Guarantee shall operate as a waiver, and any such remedy, right, power or privilege may be exercised by ERCOT at any time. No partial exercise of any such rights shall preclude further exercise or the exercise of any other remedy, right, power or privilege. No notice or demand by ERCOT upon Guarantor or any other guarantor of the Obligations shall preclude ERCOT from taking further action without notice or demand.

Section 9.          The term of this Guarantee shall be for a period of one (1) year, commencing on the date set forth below and expiring one (1) year later.

(a)     Notwithstanding the foregoing, this Guarantee shall be automatically renewed and extended without amendment for one (1) year from the expiration date hereof, or one (1) year from any future expiration date, unless at least sixty (60) days prior to the expiration date the Guarantor sends written notice to ERCOT stating that Guarantor elects not to renew or extend this Guarantee;

(b)     Notwithstanding the foregoing, this Guarantee may be terminated by Guarantor at any time by:

     (i)     a written notification of termination given by Guarantor to ERCOT, or

     (ii)     posting, or causing to be posted, in respect of the Obligations of Participant, a letter of credit in an amount and form determined by ERCOT in accordance with the ERCOT Protocols (the “Substitute Collateral").

Termination pursuant to Section 9(b)(i) shall be effective thirty (30) days after the receipt by ERCOT of such written notification of termination. Termination pursuant to Section 9(b)(ii) shall be effective upon ERCOT's confirmation of receipt of the Substitute Collateral;

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(c)     If Guarantor elects not to renew or extend this Guarantee in accordance with Section 9(a) or Guarantor terminates this Guarantee in accordance with Section 9(b), Guarantor shall remain liable for any Obligations hereunder arising before the effective date of nonrenewal, non-extension, or termination. Guarantor expressly agrees and acknowledges that this Guarantee applies to all Obligations arising or committed to prior to the effective date of the termination of this Guarantee, whether by nonrenewal, non extension, or termination; and

(d)     Notwithstanding any other provision in this Guarantee, this Guarantee shall continue in effect or shall automatically be reinstated if at any time payment, or any part thereof, made by Participant or Guarantor to ERCOT during the term of this Guarantee with respect to any of the Obligations is rescinded or set aside for any reason, or must otherwise be repaid by ERCOT as a result of application of any Debtor Relief Laws or otherwise

Section 10.        Guarantor hereby represents and warrants to ERCOT, which representations shall be deemed repeated continually during the term hereof, that:

(a)     this Guarantee is duly authorized and valid, and is binding upon and enforceable against Guarantor (subject, in each instance, to the effect of applicable Debtor Relief Laws) and the person executing this Guarantee on behalf of the Guarantor has full power and authority to bind the Guarantor to this Guarantee;

(b)     the execution and delivery of, and the performance by Guarantor of its obligations under this Guarantee do not contravene or conflict with (i) any provision of the Guarantor's organizational, constituent or governing documents, or (ii) any law, regulation, decree, order, judgment, resolution or any contractual restriction binding on Guarantor or its assets that could affect, in a materially adverse manner, the ability of the Guarantor to perform any of its obligations hereunder;

(c)     Guarantor (i) is duly organized, validly existing, and in good standing under the laws of the state of its organization and (ii) has full power and authority to enter into, and to perform its obligations under, this Guarantee;

(d)     there is no litigation pending or, to the knowledge of Guarantor, threatened, before or by any tribunal against or affecting Guarantor which seeks to limit, prevent, enjoin or delay the Guarantor's performance of its obligations under this Guarantee, except as may be disclosed by the Guarantor to ERCOT or in the Guarantor's filing with the Securities and Exchange Commission;

(e)     no bankruptcy or insolvency proceedings are pending or, to the best of Guarantor's knowledge, contemplated by or against Guarantor under any Debtor Relief Laws;

(f)     NEITHER ERCOT NOR ANY AFFILIATE, EMPLOYEE, AGENT, OR REPRESENTATIVE OF ERCOT HAS MADE ANY REPRESENTATION, WARRANTY OR STATEMENT TO GUARANTOR IN ORDER TO INDUCE GUARANTOR TO EXECUTE THIS GUARANTEE, AND GUARANTOR HEREBY EXPRESSLY WAIVES ANY CLAIM OF FRAUDULENT INDUCEMENT TO EXECUTE THIS GUARANTEE AND FURTHER DISCLAIMS ANY RELIANCE ON STATEMENTS OR REPRESENTATIONS OF ERCOT OR ANY AFFILIATE,

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EMPLOYEE, AGENT, OR REPRESENTATIVE OF ERCOT IN WAIVING SUCH A CLAIM;

(g)     any and all balance sheets, net worth statements, and other financial information with respect to Guarantor which have heretofore been given to ERCOT by Guarantor fairly and accurately present the financial condition of Guarantor as of the respective dates thereof;

(h)     to the best of its knowledge, Guarantor is not in default under any agreements or contracts which may adversely affect Guarantor's ability to fulfill its obligations under this Guarantee;

(i)     any indebtedness of Participant to Guarantor now or hereafter existing is hereby subordinated to the payment of the Obligations. As long as Participant is not in default on payment of the Obligations, Participant may make payments to Guarantor on any subordinated indebtedness in the ordinary course of business. After default by Participant on payment of the Obligations, any payments by Participant to Guarantor on account of such subordinated indebtedness shall be collected and received by Guarantor in trust for ERCOT and shall be paid over to ERCOT on account of the Obligations without impairing or releasing the obligations of Guarantor hereunder; and

(j)     Guarantor has, independently and without reliance upon ERCOT, and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guarantee.

Section 11.         Guarantor hereby further covenants and agrees to ERCOT that:

(a)     Guarantor will keep itself fully apprised of Participant's financial and business condition, and Guarantor shall be responsible, to the extent deemed necessary or advisable by Guarantor, for obtaining for itself information regarding Participant, the Agreement, the ERCOT Protocols and the ERCOT market and operating guides, and Guarantor acknowledges and agrees that ERCOT shall have no duty at any time to notify Guarantor of any information which ERCOT may have or acquire concerning Participant or to investigate or inform Guarantor of the financial or business condition or affairs of Participant or any change therein;

(b)     Guarantor will provide ERCOT with any and all financial information required to be submitted under ERCOT's credit policy or the ERCOT Protocols and other financial information reasonably requested by ERCOT concerning or relating to Guarantor's financial condition within twenty (20) days after such written request by ERCOT. Other financial information may include, at a minimum: a balance sheet; an income and expense statement; a statement showing contingent liabilities; detailed cash flow statements; and any supporting schedules or documentation which ERCOT may require and is acceptable to ERCOT. The financial information provided shall be in accordance with generally accepted accounting principles; and

(c)     Guarantor's representations, warranties, covenants, waivers and agreements set forth in this Guarantee are a material inducement to ERCOT to enter into the Agreement and extend credit to Participant and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Participant, Guarantor, any other person, or any security for all or any part of the Obligations.

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Section 12.        This Guarantee is executed and delivered as an incident to a transaction(s) negotiated and consummated in Travis County, Texas, and shall be governed by and construed in accordance with the Laws of the State of Texas, other than the conflicts of laws principles thereof. Guarantor, for itself and its successors and assigns, hereby irrevocably (i) submits to the non exclusive jurisdiction of the state and federal courts in the State of Texas (ii) waives, to the fullest extent permitted by Law, any objection that may now or in the future have as to the venue of any action, proceeding or litigation arising out of or in connection with this Guarantee brought in the District Court of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division, and (iii) agrees that any legal action or proceeding against Guarantor arising out of or in connection with this Guarantee may be brought in any one of the foregoing courts. Guarantor hereby agrees that service of process upon Guarantor may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of ERCOT to serve process in any other manner permitted by law or shall limit the right of ERCOT to bring any action or proceeding against Guarantor or with respect to any of Guarantor's property in courts in other jurisdictions. Any action or proceeding by Guarantor against ERCOT shall be brought only in a court located in Travis County, Texas. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Guarantor acknowledges that these waivers are a material inducement to ERCOT's agreement to enter into the Agreement, that ERCOT has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in Section 12 are irrevocable on the part of both ERCOT and Guarantor and may not be modified without the agreement of both ERCOT and Guarantor in writing as required pursuant to Section 23 below; these waivers apply to any future renewals, extensions, amendments, modifications, replacements or renewals of this Guarantee.

Section 13.         If any provision or any part of any provision of this Guarantee or the application thereof to any person or circumstance shall, for any reason and to any extent, be judicially declared to be invalid or unenforceable, then neither the remaining provisions of this Guarantee nor the application of such provision to any other person or circumstance shall be affected thereby, and the remaining provisions of this Guarantee, or the applicability of such provision to other persons or circumstances, as the case may be, rather shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

Section 14.         From time to time, at the reasonable request of ERCOT, Guarantor will (a) promptly correct any ministerial or administrative defect, error or omission which may be discovered in the contents of this Guarantee; (b) execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) such further documents and instruments and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in ERCOT's opinion, (i) to carry out more effectively the purposes of this Guarantee and the transactions contemplated hereunder, or (ii) to confirm the continuation of the rights created under this Guarantee for the benefit of ERCOT, including reaffirmation of the obligations hereunder from time to time upon the renewal hereof and the applicability of any changes in the Credit Support Amount.

Section 15.          Time is of the essence in this Guarantee with respect to all of Guarantor's obligations hereunder.

Section 16.         The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guarantee and shall be considered prima facie evidence of the facts and documents referred to therein.

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Section 17.         The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections or Subsections or any provisions hereof. Furthermore, words used in the singular shall include the plural and vice-versa, and any gender shall be deemed to include the other. Further, each party hereby acknowledges that such party and its counsel have reviewed and considered the effect of this Guarantee. As such, the terms of this Guarantee shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Guarantee or any amendments, modifications, or exhibits.

Section 18.         All sums payable under this Guarantee shall be by wire transfer of immediately available funds, without offset, in lawful money of the United States of America, which shall at the ti me of payment be legal tender for the payment of public and private debts. A II payments shall be remitted to ERCOT's bank account as designated by written notice to Guarantor, whether through demand for payment or otherwise.

Section 19.         EACH OF GUARANTOR AND ERCOT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH, AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS GUARANTEE OR ANY CONDUCT, ACT, FAILURE TO ACT OR OMISSION OF OR BY ERCOT OR GUARANTOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARNTERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH ERCOT OR GUARANTOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, OR IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTEE. IT IS AGREED AND UNDERSTOOD BY EACH OF GUARANTOR AND ERCOT THAT TillS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTEE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND ERCOT, AND EACH OF GUARANTOR AND ERCOT HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH OF GUARANTOR AND ERCOT FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTEE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 20.         Guarantor agrees to pay to ERCOT, upon demand, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable third-party attorneys' fees, that may be incurred by ERCOT in attempting to cause satisfaction of Guarantor's liability under this Guarantee (“Expenses”) .

Section 21.         All notices or other communications hereunder shall be made by hand delivery, by next day delivery service or by certified mail, return receipt requested (receipt effective upon scheduled weekday delivery day) or facsimile (receipt effective upon receipt of evidence, including ( facsimile evidence, that facsimile was received) to the addresses for ERCOT and Guarantor set forth on the signature page of this Guarantee. For purposes of giving any required notices hereunder, the addresses, telephone numbers, and facsimile numbers of the Parties are as set forth on the signature page of this Guarantee.

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Section 22.        This Guarantee shall bind the successors and assigns of Guarantor and shall inure to the benefit of ERCOT, its successors and assigns pursuant to the terms of the Agreement.

(a)     ERCOT shall be permitted to assign its rights and delegate its obligations under this Guarantee, in whole or in part, without the consent of Guarantor or Participant.

(b)     The Guarantor may not assign its rights nor delegate its obligations under this Guarantee, in whole or in part, without the prior written consent of ERCOT. Any purported assignment or delegation absent ERCOT'S written consent is void.

(c)     Subject to the written consent of ERCOT in its sole discretion, Guarantor may assign and delegate all of the Guarantor's rights and obligations hereunder to a partnership, corporation, trust or other entity that succeeds to all or substantially all of the Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon Guarantor's receipt of ERCOT's written consent and the execution by assignee of any and all documents required by ERCOT, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption. If ERCOT does not consent to the assignment (which, for the avoidance of doubt, shall not constitute a default under this Guarantee), ERCOT shall provide written notice to Guarantor that it does not consent to the assignment and upon receipt of such written notice, Guarantor shall be permitted to terminate the Guarantee in accordance with Section 9(b).

Section 23.         No modification of this Guarantee or waiver shall be valid unless in writing and signed by ERCOT and Guarantor and then only to the extent specifically set forth in such writing.

Section 24.         This Guarantee supersedes and terminates any prior guarantee to ERCOT by Guarantor on behalf of Participant.

<signature page follows>

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Participant:	Twin Cities Power, LLC
[Name of Participant]
a Minnesota limited liability company
[Type of entity/jurisdiction of organization]

Effective Date of Standard Form Market Participant Agreement: December 3, 2012.

"CREDIT SUPPORT AMOUNT" is $5,000,000

EXECUTED by GUARANTOR this 3rd day of December, 2012:

Twin Cities Power Holdings, LLC	Address:	16233 Kenyon Avenue
[Name of Guarantor]		Suite 210
Lakeville, MN 55044
a Minnesota limited liability company	Telephone:	952-241-3103
[Type of entity/jurisdiction of organization]	Facsimile:	952-898-3571

By:	/s/ Timothy Krieger
Name:	Timothy Krieger
Title:	CEO

ACCEPTED by ERCOT this 17th day of December, 2012.

ELECTRIC RELIABILITY COUNCIL of TEXAS, INC.	Address:	7620 Metro Center Drive
		Austin, Texas 78744
		[For notice and payment]
	Telephone:	512.225.7014
	Facsimile:	512.225.7020

By:	/s/ Vanessa Spells
Name:	Vanessa Spells
Title:	Credit Manager

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